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Vectren announces integration planning team members
After much consideration, Vectren's management team has identified several additional colleagues who will join the previously designated merger integration teams. CenterPoint Energy (CNP) has conducted a similar process and designated their team members as well. Like the process used to identify the team leads, this selection was challenging because we had to choose from many qualified colleagues, while continuing to have the company remain fully committed to the critical importance of serving our customers and effectively managing all of our existing business operations. Importantly, as discussed below, the team members will most likely change over time as the needs of each team are better defined and the work they do evolves. If you are not on a team at the outset, that does not mean you will not later be named to a team or asked to participate in some meaningful way. As noted in last week’s communication, all employees are on equal footing related to future opportunities in the new company - whether one is assigned to an integration team or managing the business operations.

Integration Team Details
The integration team leads and the initially designated members are noted below. Please note the scope functions for the outlined utility and corporate functions are intended to capture most areas. However, this scope list is not exhaustive and is used to encompass general functional areas vs. specific departments as naturally, in some areas, Vectren and CNP operate with different reporting structures and roles. As such, once the teams commence their work we expect to further refine the scope and changes will likely be made. It is equally important to note that all teams will call upon additional subject matter experts, and some teams may adjust their composition as the integration process unfolds or if required to ensure we continue to run our existing business.

Finally, you will note comments beneath some of the teams where changes to operational roles are identified to ensure we fulfill our primary mission of serving our customers and running our business. While this is not an all-inclusive list, it is intended to emphasize that during the integration process we are keeping our focus on running our business to ensure the maintenance of continuous reliable service for our customers. Further and more direct communication will occur beyond this email by those department leaders to ensure impacted employees understand the proper reporting structure and protocols to manage business issues while these teams are active.

Team	Team Members	Scope Functions
Electric Transmission & Distribution Co-Leader: Lynnae Wilson CNP: Deryl Tumlinson	Nathan Brownell, Steve Rawlinson	-Engineering & Asset Mgmt. -Operations	-Standards
- Jason Williams will provide operations leadership in Lynnae’s absence; escalated issues to rise to Jon Luttrell
Electric Generation Co-Leader: Shane Bradford CNP: To be named	Richard Reich	-Natural Gas (CCGT) -Solar -IRP	-Projects -Environmental
Gas Operations Co-Leader: Darin Carrol CNP: Richard Leger	Ashley Babcock, Derek Borum, Stephanie Riffle	-Engineering & Asset Mgmt. -Operations -Integrity Mgmt.	-Field Services/Dispatch -Gas Supply -GIS

- Mike Wilson will provide operations leadership in Darin’s absence; escalated issues to rise to Jon Luttrell
Operations Support Co-Leader: J.D. Street CNP: Tom Olinger	Jill Barrett, Nancy Conder, Steve Spears	-Facilities -Fleet -Garages/Shops -Productivity	-Training -Safety -SMS
- J.P. Greenwell will provide operations leadership in J.D.’s absence; escalated issues to rise to Ellis Redd
Customer Experience Co-Leader: Reese Hamilton CNP: Tony Gardner	Cindy Anslinger, Sherri Bell, Natalie Hedde, Rob Goodge	-Customer Service -Marketing / Brand -Energy Efficiency -Low-Income Programs	-Economic Development -Meter-to-Cash
- Tristie Diehl will provide operations leadership in Reese’s absence; escalated issues to rise to Chase Kelley
Supply Chain Co-Leader: Karen Hamilton CNP: John Slanina	Erin Raben, Kathy Spicer	-Contract Management -Procurement	-Materials Mgmt. -Logistics
Human Resources Co-Leader: Aaron Martin CNP: Bertha Villatoro	Lori Sutton	-People-Oriented Processes -Benefits -Compensation	-Union Relations -Leadership Development
Finance & Accounting Co-Leader: David Bowler CNP: Robert McRae	Erica Esche, Joe Manzo, Kelly Maxey, Aaron Musgrave, Joanna Richardville	-Accounting & Controls Framework -Investor Relations -Financial Planning -Budgeting -Risk-Enterprise, Credit -Tax	-Strategy -Treasury -Financial Services -Accounting Systems
Comms/Community Rel./External Affairs Co-Leader: Laurie Vane CNP: Alicia Dixon and Corrie Morales	Brandy Spainhoward, Jeff Whiteside	-Community Relations -State Affairs -Federal Affairs -Community Sustainability	-Local Affairs -Corporate Communications -Vectren Foundation
Legal/Regulatory/Audit Co-Leader: Scott Albertson CNP: Pooja Amin and Chasta Martin	Justin Joiner, Misty Seaton	-Regulatory -Legal -MISO/ERCOT	-Audit
Technology (Combined with the Cross-Functional Team of IT & System Integration) Co-Leader: Doug Petitt, Chris Boeke CNP: Shachella James, Donna Demmon	Andrea Backes, Joy Biggs, Ralph David, Andrew Freson, Chris Fortune, Evan Holmes, Janet Wandling	-Apps -IT & OT Delivery & Operations -Infrastructure -Governance	-Cybersecurity -Telecom -Data Analytics -Data Centers
- Cecil Schirtzinger and Walt Grudzinski will provide operations leadership in Chris’ absence; escalated issues to rise to Doug Petitt

The cross-functional teams remain the same as announced last week:

Cross-Functional Teams
They will be responsible for:

•	Facilitating communications, managing the process of merging the cultures of our two companies and creating the HR framework for new operating models or departmental changes.

•	Reaching decisions on IT systems and software to select for our newly combined company; and

•	Enabling the transaction to close in a timely manner.

•	Human Resources, Communications & Culture

◦	Jim Francis

◦	Chase Kelley

◦	Chris Harlow

◦	Kim Johns
CNP co-leads:

◦	Valencia Amenson

◦	Scott Harper

◦	John Sousa

•	IT & Systems Integration

◦	Doug Petitt

◦	CNP co-lead: Shachella James

•	Transaction

◦	Ron Christian

◦	Susan Hardwick

◦	Rick Schach
CNP co-leads:

◦	Monica Karuturi

◦	Carla Kneipp

◦	Jason Ryan

Team Objectives:
The teams will officially launch with a kickoff on July 17.  All Vectren and CNP team members will gather in Evansville to meet and receive an overview of the project, outline how we will work together, schedule tasks over the coming months, and share other important information. Below is a snapshot of the four phases that comprise the project approach.

Analysis Phase: The teams will develop a charter, which includes a verification of scope, and work plan to guide their integration effort. During this phase, they will analyze departmental structures, work functions, existing processes and resources, including pinpointing similarities and differences between the two companies in current operations of the various departments assigned to their team scope. The teams will learn each other’s operating models and work to identify issues, key initiatives and synergies. The plan anticipates this phase to last about two months; although some teams, given their scope is not as broad, likely conclude sooner.

Design Phase: From there, the teams will begin to identify, evaluate and select operating model alternatives. These will include refining and validating future state requirements and developing key performance measures. In this phase, the teams will consider best practices and recommend future state practices for our newly combined company. The teams will arrive at a sound organizational model, including structure, work locations, staffing levels and reporting governance. We will expect teams to develop a business case for their change recommendations and provide guidance regarding staffing levels and selection process requirements that need to be considered when that aspect of the project starts. This phase will last two to three months; although some teams may conclude sooner.

Implementation Planning Phase: The next phase involves taking the necessary steps to put the new organization models into practice. This includes creating a specific implementation plan and timeline for integration activities with prioritized changes for all areas. We expect the IT integration road map to be a key outcome of this phase.  During this phase, the cross-functional HR team will plan the approach to fill the positions identified in the Design Phase. Please note that these team members will not select the staff members for the departments they represent. More details about the selection approaches, as they are developed and finalized, will be shared in future communications.

Implementation Phase: At this point, given this phase starts with the merger transaction closing, we will begin operating as one company. Planned changes will occur as soon as possible, according to the implementation plan that is developed. But the exact timing of changes is, of course, impacted by when the closing date ultimately occurs and has significant dependencies on when complex systems changes can be implemented.

Of course, team members will engage with their departmental leaders for input as the work progresses, but working with our consultant, PWC Strategy&, we are developing a formal communications plan to ensure regular updates occur between the Integration Management Office and the teams. We will also summarize those updates in employee communications to keep employees informed on progress. Finally, we will focus on change management throughout all phases of this integration.

I want to extend my sincere thanks to integration team members who have accepted this assignment. It is an important project, and the work greatly impacts how we create a premier company from two first-class organizations. Many employees have to step up in other areas to enable that work, and we are very thankful for everyone's efforts to support this integration process by running our business well and ensuring excellence in serving our customers’ expectations of safe, reliable energy.

For Vectren’s subsidiary companies, presidents Doug Banning (Vectren Infrastructure Services - Miller Pipeline and Minnesota Limited) and Greg Collins (Energy Systems Group) have begun discussions with CNP leadership. As noted last week, that dialogue entails future growth strategies for Vectren’s subsidiaries. In the coming weeks, they will also explore how Vectren’s subsidiaries eventually operate within a future state CNP organization that complements CNP’s strategic plan. The first growth planning workshop was held this week at Miller's Indianapolis office. A workshop focused on planning future commercial and retail solutions, including our Smart Home solutions team, will occur in early July.

In a little more than two weeks, we will kick off the analysis phase of this journey to create a premier company. Kenny and I, with the support of PWC Strategy&, know we have the right people and action plan to help us arrive at industry leading operating models and organizational practices that pave the way to reach that status. Thank you for your continued support.

Best regards,
Dan Bugher, Integration Team Co-Lead

Forward-Looking Statements
The statements in this document contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this document are forward-looking statements made in good faith by us and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this document, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to: (1) CenterPoint Energy’s proposed acquisition of Vectren, (2) shareholder and regulatory approvals, (3) the completion of the proposed transaction, (4) benefits of the proposed transaction, (5) integration plans and expected synergies, (6) the expected timing of completion of the transaction, and (7) anticipated future financial measures and operating performance and results, including estimates for growth and other matters affecting future operations.

Risks Related to the Merger

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to:

(1) the risk that Vectren may be unable to obtain shareholder approval for the proposed transaction, (2) the risk that CenterPoint Energy or Vectren may be unable to obtain governmental and regulatory approvals required for the proposed transaction, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the proposed transaction or may be subject to or impose adverse conditions or costs, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction or could otherwise cause the failure of the proposed transaction to close, (4) the risk that a condition to the closing of the proposed transaction or the committed financing may not be satisfied, (5) the failure to obtain, or to obtain on favorable terms, any equity, debt or other financing necessary to complete or permanently finance the proposed transaction and the costs of such financing, (6) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transaction, (7) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Vectren that could interfere with the proposed transaction, (8) the timing to consummate the proposed transaction, (9) the costs incurred to consummate the proposed transaction, (10) the possibility that the expected cost savings, synergies or other value creation from the proposed transaction will not be realized, or will not be realized within the expected time period, (11) the risk that the companies may not realize fair values from properties that may be required to be sold in connection with the merger, (12) the credit ratings of the companies following the proposed transaction, (13) disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees, regulators or suppliers, and (14) the diversion of management time and attention on the proposed transaction.

Risks Related to CenterPoint Energy

Important factors related to CenterPoint Energy, its affiliates, and its and their operations that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to:

(1) the performance of Enable Midstream Partners, LP (Enable), the amount of cash distributions CenterPoint Energy receives from Enable, Enable's ability to redeem the Series A Preferred Units in certain circumstances and the value of CenterPoint Energy's interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable's customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (NGLs), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable's interstate pipelines; (C) the demand for crude oil, natural gas, NGLs and transportation and storage services; (D) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (E) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (F) changes in tax status; (G) access to debt and equity capital; and (H) the availability and prices of raw materials and services for current and future construction projects; (2) industrial, commercial and residential growth in CenterPoint Energy's service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) future economic conditions in regional and national markets and their effect on sales, prices and costs; (5) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital; (6) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy's and Enable's businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses; (7) tax reform and legislation, including the effects of the comprehensive tax reform legislation informally referred to as the TCJA and uncertainties involving state commissions' and local municipalities' regulatory requirements and determinations regarding the treatment of excess deferred taxes and CenterPoint Energy's rates; (8) CenterPoint Energy's ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms; (9) the timing and extent of changes in commodity prices, particularly natural gas, and the effects of geographic and seasonal commodity price differentials; (10) problems with regulatory approval, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (11) local, state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (12) the impact of unplanned facility outages; (13) any direct or indirect effects on CenterPoint Energy's facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy's businesses or the businesses of third parties, or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, pandemic health events or other occurrences; (14) CenterPoint Energy's ability to invest planned capital and the timely recovery of CenterPoint Energy's investment in capital; (15) CenterPoint Energy's ability to control operation and maintenance costs; (16) actions by credit rating agencies; (17) the sufficiency of CenterPoint Energy's insurance coverage, including availability, cost, coverage and terms; (18) the investment performance of CenterPoint Energy's pension and postretirement benefit plans; (19) commercial bank and financial market conditions, CenterPoint Energy's access to capital, the cost of such capital, and the results of CenterPoint Energy's financing and refinancing efforts, including availability of funds in the debt capital markets; (20) changes in interest rates and their impact on CenterPoint Energy's costs of borrowing and the valuation of its pension benefit obligation; (21) changes in rates of inflation; (22) inability of various counterparties to meet their obligations to CenterPoint Energy; (23) non-payment for CenterPoint Energy's services due to financial distress of its customers; (24) the extent and effectiveness of CenterPoint Energy's risk management and hedging activities, including, but not limited to, its financial and weather hedges; (25) timely and appropriate regulatory actions allowing securitization for any future hurricanes or natural disasters or other recovery of costs, including costs associated with Hurricane Harvey; (26) CenterPoint Energy's or Enable's potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses (including a reduction of CenterPoint Energy's interests in Enable, whether through its decision to sell all or a portion of the Enable common units it owns in the public equity markets or otherwise, subject to certain limitations), which CenterPoint Energy cannot assure will be completed or will have the anticipated benefits to it or Enable; (27) acquisition and merger activities involving CenterPoint Energy or its competitors; (28) CenterPoint Energy's or Enable's ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (29) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc., Reliant Energy and RRI), a wholly-owned subsidiary of NRG Energy, Inc. (NRG), and its subsidiaries, currently the subject of bankruptcy proceedings, to satisfy their obligations to CenterPoint Energy, including indemnity obligations; (30) the outcome of litigation; (31) the ability of retail electric providers (REPs), including REP affiliates of NRG and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries; (32) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation; (33) the timing and outcome of any audits, disputes and other proceedings related to taxes; (34) the effective tax rates; and (35) the effect of changes in and application of accounting standards and pronouncements.

Risks Related to Vectren

Important factors related to Vectren, its affiliates, and its and their operations that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to:

(1) factors affecting utility operations such as unfavorable or unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints, (2) new or proposed legislation, litigation and government regulation or other actions, such as changes in, rescission of or additions to tax laws or rates, pipeline safety regulation and environmental laws and regulations, including laws governing air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals that could impact the continued operation, and/or cost recovery of generation plant costs and related assets; compliance with respect to these regulations could substantially change the operation and nature of Vectren’s utility operations, (3) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences could adversely affect Vectren's facilities, operations, financial condition, results of operations, and reputation, (4) approval and timely recovery of new capital investments related to the electric generation transition plan, including timely approval to build and own generation, ability to meet capacity requirements, ability to procure resources needed to build new generation at a reasonable cost, ability to appropriately estimate costs of new generation, the effects of construction delays and cost overruns, ability to fully recover the investments made in retiring portions of the current generation fleet, scarcity of resources and labor, and workforce retention, development and training, (5) increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy, (6) regulatory factors such as uncertainty surrounding the composition of state regulatory commissions, adverse regulatory changes, unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under regulation, interpretation of regulatory-related legislation by the Indiana Utility Regulatory Commission and/or Public Utilities Commission of Ohio and appellate courts that review decisions issued by the agencies, and the frequency and timing of rate increases, (7) financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the SEC; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight, (8) economic conditions including the effects of inflation, commodity prices, and monetary fluctuations, (9) economic conditions, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, and other nonutility products and services; economic impacts of changes in business strategy on both gas and electric large customers; lower residential and commercial customer counts; variance from normal population growth and changes in customer mix; higher operating expenses; and reductions in the value of investments, (10) volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense, (11) volatile oil prices and the potential impact on customer consumption and price of other fuel commodities, (12) direct or indirect effects on Vectren’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries, (13) the performance of projects undertaken by Vectren’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, Vectren Infrastructure Services Company, Vectren Energy Services Company, and remaining ProLiance Holdings, LLC assets, (14) factors affecting Infrastructure Services, including the level of success in bidding contracts; fluctuations in volume and mix of contracted work; mix of projects received under blanket contracts; unanticipated cost increases in completion of the contracted work; funding requirements associated with multiemployer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions, including changes in the market prices of oil and natural gas that would affect the demand for infrastructure construction, (15) factors affecting Energy Services, including unanticipated cost increases in completion of the contracted work; changes in legislation and regulations impacting the industries in which the customers served operate; changes in economic influences impacting customers served; failure to properly estimate the cost to construct projects; risks associated with projects owned or operated; failure to appropriately design, construct, or operate projects; the ability to attract and retain qualified employees; cancellation and/or reductions in the scope of projects by customers; changes in the timing of being awarded projects; credit worthiness of customers; lower energy prices negatively impacting the economics of performance contracting business; and changing market conditions, (16) employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness, (17) risks associated with the material business transaction such as acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transaction; integrating operations as part of this transaction; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transaction, and (18) costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with federal and state laws and interpretations of these laws.

The foregoing list of factors is not all-inclusive because it is not possible to predict all factors, and any and all differences between the risk factors under the headings “Risks Related to CenterPoint Energy” or “Risks Related to Vectren,” except where context dictates otherwise, are not intended to be, and should not be read as, a representation, warranty, statement, affirmation or acknowledgement of any kind by CenterPoint Energy, Vectren or their respective affiliates that any risk factors present under one heading, but absent under the other, are not potential risk factors for CenterPoint Energy or Vectren, or their respective affiliates, as applicable. Furthermore, it may not be possible to assess the impact of any such factor on CenterPoint Energy’s or Vectren’s respective businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Additional risks and uncertainties will be discussed in other materials that CenterPoint Energy and Vectren will file with the SEC in connection with the proposed transaction. Other risk factors are detailed from time to time in CenterPoint Energy’s and Vectren’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, but any specific factors that may be provided should not be construed as exhaustive. Each forward-looking statement speaks only as of the date of the particular statement. While we believe these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. Further, we undertake no obligation to update or revise any of our forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, Vectren filed a preliminary proxy statement with the SEC on June 18, 2018, and intends to file other materials with the SEC, including a proxy statement in a definitive form. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by Vectren with the SEC at http://www.sec.gov, the SEC’s website, or from Vectren’s website (http://www.vectren.com) under the tab, “Investors” and then under the heading “SEC Filings.”  Security holders may also read and copy any reports, statements and other information filed by Vectren with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

CenterPoint Energy, Vectren and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from Vectren’s shareholders with respect to the proposed transaction. Information regarding the directors and executive officers of CenterPoint Energy is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 15, 2018, and information regarding the directors and executive officers of Vectren is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 22, 2018.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed transaction.